EXHIBIT 99.1
FOR IMMEDIATE RELEASE

CONTACT:	John E. Shave Vice President, Investor Relations and Corporate Communications 610-293-0600
SAFEGUARD ANNOUNCES 49% INCREASE
IN THIRD QUARTER 2006 REVENUES
— Fifth Consecutive Quarter of Double-Digit Revenue Growth —
Wayne, PA, October 30, 2006 — Safeguard Scientifics, Inc. (NYSE:SFE) today announced its operating results for the third quarter of 2006. Safeguard reported consolidated revenues of $50.6 million for the third quarter of 2006, a 49% increase from revenues of $34.0 million in the third quarter of 2005. The third quarter of 2006 includes $4.2 million of revenue from Acsis, which Safeguard acquired in December of 2005. Safeguard’s consolidated net loss in the third quarter of 2006 was $9.6 million compared to $10.6 million in the third quarter of 2005.
Peter J. Boni, president and chief executive officer, commented, “Safeguard was again able to demonstrate a powerful combination of abilities to deploy capital, build value, and realize that value, as exemplified by the recent sale of Mantas, which was announced in the third quarter.
Mantas, a provider of advanced fraud detection and anti-money laundering (AML) compliance solutions for global financial institutions, illustrates precisely how we build value in our partner companies and, ultimately, realize that value. In 2001, we acquired a stake in Mantas, believing that it would benefit from our growth capital, industry expertise and operational experience. The sale of Mantas puts $113 million of cash on Safeguard’s balance sheet — nearly 4 times Mantas’ carrying value.
“We are very pleased that our partner companies are making important progress in their strategic and operational plans,” Boni continued. “We also continue to build value in partner companies. In the third quarter of 2006, we funded Clarient’s acquisition of Trestle Holdings’ assets to help position Clarient as a leader in the anatomical pathology market. In addition, we helped Alliance Consulting expand its reach through the acquisition of Fusion Technologies. Overall, we made significant progress deploying capital and building value in new partner companies. We took new stakes in two life sciences companies, Rubicor Medical (Redwood City, CA) and NuPathe (Conshohocken, PA), and one company in the IT space, Portico Systems (Conshohocken, PA). We also made two key additions to our board of directors — George McClelland, a seasoned industry executive with a track record of providing entrepreneurial leadership and, more recently, Michael J. Cody, who oversees corporate and new business development, strategic alliances and venture capital investments for EMC Corporation.”
Christopher J. Davis, executive vice president and chief administrative and financial officer stated, “Our partner companies delivered another very solid quarter, which helped us to achieve double digit year-over-year revenue growth for the fifth consecutive quarter. We are particularly pleased with the sale of Mantas, which is an example of why we believe the market value of our holdings is significantly greater than our carrying value.”
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“Taking into account our successful exit of Mantas, a healthy pipeline of opportunities, and the value add we provide to our partner companies, we believe that we are well positioned to continue our strategy of deploying capital, building value and realizing that value over time,” concluded Boni.
INFORMATION TECHNOLOGY PARTNER COMPANY HIGHLIGHTS
Acsis, an enterprise software company automating manufacturing and supply chain processes, launched an End-to-End RFID offering with SAP America, Inc. to help customers achieve mandated compliance promptly and affordably and incorporate RFID technology with minimal impact.
Alliance Consulting, which provides business intelligence solutions to Fortune 2000 clients, has an annual revenue run rate greater than $100 million and its top line grew 34% on a year-over-year basis during the third quarter. Outsourced services, which are recurring in nature, increased from 26% to 32% of revenues year-over-year. With the acquisition of Fusion Technologies, Alliance has expanded its reach to deliver high-value IT services on a global scale.
NexTone Communications was named to Deloitte’s Technology Fast 50 for Maryland, a ranking of the fastest growing technology, media, telecommunications and life sciences companies in the area. NexTone, which provides intelligent session management solutions, saw revenues increase nearly 8,000% from 2001 to 2005. The company also received $25 million in new debt capital to fuel market expansion. Nextone has reported substantial growth in revenues and number of customers as they log record growth in VoIP peering and session management.
Portico Systems, a provider of software solutions for regional and national health plans looking to optimize provider network operations and streamline business processes, is a new partner company of Safeguard. With some experts predicting the segment will grow to $7.5 billion by 2008, Safeguard has targeted health care IT as an extraordinary area of growth.
LIFE SCIENCES PARTNER COMPANY HIGHLIGHTS
Clarient (NASDAQ:CLRT), a comprehensive cancer diagnostics company, reported an 86% increase in revenue year-over-year. These results reflect the continued momentum of the company’s new business strategy and strong growth in the services business, which has posted double-digit sequential increases in each quarter since they launched their business in the second quarter of 2004. With its acquisition of Trestle Holdings’ assets, Clarient is strategically positioned as a leader in technology and services for the characterization, assessment and treatment of cancer. Clarient’s 312% revenue increase from 2001 to 2005 earned the company a top 10 position in Deloitte’s prestigious Technology Fast 50 Program for Orange County, CA.
Laureate Pharma, which offers bioprocessing manufacturing outsourcing services, recently announced several client wins and has a growing pipeline that should result in increased revenues in coming quarters. The expansion of its manufacturing facility provides separate production and process development suites and will expand purification production capacity. Laureate Pharma
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will be able to accommodate increased customer demand for protein-based biopharmaceutical products, without disrupting ongoing customer projects.
Rubicor Medical, a medical devices company that focuses on minimally-invasive breast biopsy solutions, is a new Safeguard partner company. Rubicor is preparing to enter the market in 2007 with three instruments in this category, all of which have received FDA clearance. We estimate the market in which Rubicor competes could be in excess of $500 million today in the United States.
NuPathe, a specialty pharmaceutical company that focuses on treatments for diseases of the central nervous system, is a new Safeguard partner company. NuPathe is developing a new transdermal patch as a novel approach to the treatment of migraines. NuPathe’s approach presents an impressive opportunity to compete effectively in the more than $2 billion migraine market.
STOCK-BASED COMPENSATION SUMMARY
The consolidated statement of operations for the third quarter of 2006 reflects stock-based compensation expense for Safeguard and our consolidated partner companies. Safeguard adopted SFAS No. 123R effective January 1, 2006 using the modified prospective method and, therefore, did not restate prior year periods. Third quarter of 2006 results include the following stock-based compensation expenses by segment:

	Operating income
	(loss) from	Stock-based
	continuing	compensation
	operations	expense
Segment Operations	(thousands)	(thousands)
Acsis	$(2,528)	$76
Alliance Consulting	752	251
Clarient	(3,638)	332
Laureate Pharma	(2,735)	42
Pacific Title	1,019	—
Other Companies	—	—

Total Segment Results	(7,130)	701
Other Items	(5,050)	702

	$(12,180)	$1,403

SAFEGUARD 2006 THIRD QUARTER RESULTS CONFERENCE CALL
A conference call to discuss the company’s third quarter of 2006 results has been scheduled for Tuesday, October 31, 2006 at 9:00am ET. The call will be broadcast live over the Internet at www.safeguard.com.
To listen to the call, visit Safeguard’s website in time to register and download the necessary audio software. The conference call will be available via telephone by dialing the toll-free number (U.S./Canada) 877-818-2521 and asking for conference number 9257215. International callers should dial 706-643-7448.
An audio replay will be available at the Safeguard website approximately two hours after the live broadcast. A telephonic replay of the call will be accessible two hours after the completion of the live call. To access the telephonic replay, dial toll-free 800-642-1687 or 706-645-9291 if international, and enter conference number 9257215.

About Safeguard
Safeguard Scientifics, Inc. (NYSE:SFE) builds value in high-growth, revenue-stage information technology and life sciences businesses. Safeguard provides growth capital as well as a range of strategic, operational and management resources to our partner companies. Safeguard participates in expansion financings, corporate spin-outs, management buyouts, recapitalizations, industry consolidations and early-stage financings. For additional information, visit www.safeguard.com
Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations, additional financing requirements, labor disputes, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.
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Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2006	2005
	(unaudited)
Assets
Current Assets
Cash and cash equivalents, restricted cash and marketable securities — Parent	$67,460	$141,168
— Subsidiaries	11,168	16,616
Restricted marketable securities	3,813	3,805
Trading securities	2,106	—
Accounts receivable, net	42,718	41,006
Prepaid expenses and other current assets	6,039	5,498
Current assets of discontinued operations	15,446	12,263

Total current assets	148,750	220,356
Property and equipment, net	44,193	37,739
Ownership interests in and advances to companies	49,585	17,897
Long-term marketable securities	928	3,311
Long-term restricted marketable securities	5,720	9,457
Intangible assets, net	17,079	15,312
Goodwill	82,455	77,972
Other	4,915	5,563
Non-current assets of discontinued operations	22,837	28,695

Total Assets	$376,462	$416,302

Liabilities and Shareholders’ Equity
Lines of credit	$24,364	$13,023
Current portion of convertible senior debentures	—	5,000
Current maturities of long-term debt	3,950	3,374
Other current liabilities	39,093	40,700
Current liabilities of discontinued operations	8,372	12,718

Total current liabilities	75,779	74,815
Long-term debt	5,693	5,170
Minority interest	6,193	10,478
Other long-term liabilities	16,287	14,908
Convertible senior debentures	129,000	145,000
Non-current liabilities of discontinued operations	709	956
Redeemable stock-based compensation	1,966	—
Total shareholders’ equity	140,835	164,975

Total Liabilities and Shareholders’ Equity	$376,462	$416,302

Certain prior year amounts have been reclassified to conform to the current year presentation.

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenue
Product sales	$2,033	$898	$7,086	$3,241
Service sales	48,575	33,135	137,632	99,902

Total revenue	50,608	34,033	144,718	103,143

Operating Expenses
Cost of sales — product	1,340	127	4,916	478
Cost of sales — service	34,489	25,497	99,581	74,686
Selling, general and administrative	24,599	18,834	73,424	53,318
Research and development	1,660	921	5,032	2,567
Amortization of intangibles	700	611	2,645	1,832

Total operating expenses	62,788	45,990	185,598	132,881

Operating loss	(12,180)	(11,957)	(40,880)	(29,738)
Other income, net	3,077	966	4,971	2,216
Impairment — related party	—	—	—	(260)
Interest income	1,399	1,363	4,518	3,614
Interest expense	(1,777)	(1,659)	(5,054)	(4,699)
Equity loss	(1,910)	(599)	(2,180)	(6,006)
Minority interest	1,789	1,849	5,681	4,700

Net loss from continuing operations before income taxes	(9,602)	(10,037)	(32,944)	(30,173)
Income tax (expense) benefit	(83)	(38)	1,140	2

Net loss from continuing operations	(9,685)	(10,075)	(31,804)	(30,171)
Income (loss) from discontinued operations, net of income taxes (a)	78	(565)	6,510	(4,241)

Net Loss	$(9,607)	$(10,640)	$(25,294)	$(34,412)

Basic income (loss) per share
Loss from continuing operations	$(0.08)	$(0.08)	$(0.26)	$(0.25)
Net income (loss) from discontinued operations	—	(0.01)	0.05	(0.03)

Net loss per share	$(0.08)	$(0.09)	$(0.21)	$(0.28)

Diluted income (loss) per share (b)
Loss from continuing operations	$(0.08)	$(0.08)	$(0.26)	$(0.25)
Net income (loss) from discontinued operations	—	(0.01)	0.05	(0.04)

Net loss per share	$(0.08)	$(0.09)	$(0.21)	$(0.29)

Weighted average shares outstanding
Basic and Diluted	121,541	120,898	121,441	120,776

Certain prior year amounts have been reclassified to conform to the current year presentation.
(a) As a result of the sale of our holdings in Mantas in October 2006, the operating results of Mantas are recorded in discontinued operations for all periods presented. Alliance Consulting sold its Southwest region on May 1, 2006 and as a result, the operations of its Southwest region are included in discontinued operations in 2006 and 2005. Included in the nine months ended September 30, 2006 is a $1.6 million gain associated with the sale of the Southwest region. As a result of the sale of Laureate Pharma’s Totowa, New Jersey facility in December 2005, the operating results related to its Totowa facility are included in discontinued operations in 2005.
(b) If a consolidated or equity method company has dilutive options or securities outstanding, diluted net loss per share is computed first by adjusting net loss for the income attributable to the potential exercise of the dilutive options or securities of the company.

Safeguard Scientifics, Inc.
Results of Segment Operations from Continuing Operations
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
Revenues
Acsis	$4,156	N/A	$13,141	N/A
Alliance Consulting	27,527	20,472	78,607	58,578
Clarient	9,122	4,906	23,368	14,122
Laureate Pharma	2,218	1,135	6,864	6,151
Pacific Title and Art Studio	7,585	7,520	22,738	24,292
Other Companies	—	—	—	—

Total Segment Results	$50,608	$34,033	$144,718	$103,143

Operating Income (Loss) from Continuing Operations (a)
Acsis	$(2,528)	N/A	$(6,656)	N/A
Alliance Consulting	752	(421)	(198)	(1,065)
Clarient	(3,638)	(4,480)	(12,527)	(11,922)
Laureate Pharma	(2,735)	(3,017)	(7,457)	(7,408)
Pacific Title and Art Studio	1,019	616	1,952	3,831
Other Companies (c)	—	—	—	—

Total Segment Results	(7,130)	(7,302)	(24,886)	(16,564)
Other Items (d)	(5,050)	(4,655)	(15,994)	(13,174)

	$(12,180)	$(11,957)	$(40,880)	$(29,738)

Safeguard Share of Net Income (Loss) from Continuing Operations (b)
Acsis	$(2,358)	N/A	$(6,263)	N/A
Alliance Consulting	560	(631)	(754)	(1,626)
Clarient	(2,188)	(2,709)	(7,574)	(7,241)
Laureate Pharma	(2,916)	(3,129)	(7,880)	(7,663)
Pacific Title and Art Studio	1,020	594	1,951	4,042
Other Companies (c)	(2,145)	305	(1,795)	(5,201)

Total Segment Results	(8,027)	(5,570)	(22,315)	(17,689)
Other Items (d)	(1,658)	(4,505)	(9,489)	(12,482)

Net Loss from Continuing Operations	$(9,685)	$(10,075)	$(31,804)	$(30,171)

Note — The above reflects results from continuing operations.
(a) Operating Income (Loss) from Continuing Operations represents the revenues less operating expenses of each segment, and excludes any allocation to minority interest.
(b) Safeguard Share of Net Income (Loss) from Continuing Operations includes the net results of each segment, including interest, adjusted for any amount allocated to minority interest.
(c) Other Companies includes those companies in which Safeguard has less than a majority interest, as well as our ownership in funds. Our share of Other Companies consists primarily of equity income (loss) and gains (loss) on companies, both of which are reported below the operating income (loss) line.
(d) Other Items includes corporate expenses and income taxes.